EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of American Community Newspapers Inc. (the ‘‘Company’’) on Form 10-K for the fiscal year ended December 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel J. Wilson
Daniel J. Wilson
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)
March 28, 2008